EXHIBIT 1

                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated August 4, 2003 (including amendments thereto) with respect to the Common Stock of Universal Access Global Holdings Inc. Each party to the Schedule 13D (including amendments thereto) is responsible for the accuracy and completeness of its own disclosure therein. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 4, 2003

                                         CITYNET TELECOMMUNICATIONS, INC.

                                         By: /s/Emilio Pardo
                                         Name: Emilio Pardo
                                         Title:  Chief Executive Officer


                                         TELECOM PARTNERS III, L.P.

                                         By:  /s/ Telecom Management III, L.L.C.
                                         Title:  General Partner

                                                By:  /s/ ___________________
                                                Name:  Stephen W. Schovee
                                                Title:  Managing member


                                         TELECOM MANAGEMENT III, L.L.C.

                                         By:  /s/ ___________________
                                         Name:  Stephen W. Schovee
                                         Title:  Managing Member


                                         STEPHEN W. SCHOVEE


                                         By:  /s/ Stephen W. Schovee
                                              ----------------------



                                         WILLIAM J. ELSNER


                                         By:  /s/ William J. Elsner
                                              -----------------------